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                                                                       EXHIBIT J
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, both included in Post-Effective Amendment Number 83 to the Registration Statement (Form N-1A, No. 33-44964) of Kensington Strategic Realty Fund of The Coventry Group and to the use of our report dated May 7, 2001 incorporated by reference therein.



                                                           /s/ Ernst & Young LLP

                                                           ERNST & YOUNG LLP


Columbus, Ohio
July 26, 2001